Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Amir Adnani, the Chief Executive Officer of Uranium Energy Corp., and Josephine Man, the Chief Financial Officer of Uranium Energy Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Uranium Energy Corp. for the quarterly period ended January 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Uranium Energy Corp.

Date: March 11, 2025.

/s/ Amir Adnani
Amir Adnani President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Josephine Man
Josephine Man Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Uranium Energy Corp. and will be retained by Uranium Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.